PROSPECTUS

Core Equity Fund
Emerging Growth Equity Fund
Value Equity Fund*
International Equity Fund*
Actively Managed Fixed-Income Fund*
Intermediate-Term Fixed-Income Fund
Money Market Fund

January 28, 1997

1997

BROKER/DEALER

[logo]

RETIREMENT SYSTEM
Distributors Inc.

P.O. Box 2064
Grand Central Station
New York, NY 10163-2064
1-800-772-3615

*not yet available for sale to investors

TABLE OF CONTENTS


Introduction.........................................................1
Fee Table............................................................2
Financial Highlights.................................................3
Prospectus Summary...................................................7
The Fund.............................................................8
  Core Equity Fund...................................................8
    Portfolio Manager................................................9
  Value Equity Fund..................................................9
  Emerging Growth Equity Fund.......................................10
    Portfolio Manager...............................................10
  International Equity Fund.........................................11
  Actively Managed Fixed-Income Fund................................12
  Intermediate-Term Fixed-Income Fund...............................14
    Portfolio Manager...............................................16
  Money Market Fund.................................................17
Other Investment Policies and Risk Considerations...................18
  Cash Equivalents..................................................18
  Options on Securities and Indices of Securities...................18
  Futures Transactions..............................................19
  Foreign Securities................................................19
  Foreign Currency Transactions.....................................20
  Repurchase Agreements.............................................21
  Reverse Repurchase Agreements.....................................21
  When-Issued Securities............................................21
  Lending Fund Securities...........................................21
Investment Restrictions.............................................22
Performance Information.............................................22
How to Invest in the Fund...........................................23
  Purchase of Fund Shares...........................................23
  Periodic Purchases................................................24
  Payroll Deductions................................................24
  Exchanges.........................................................25
Redemption of Shares................................................25
Distributions and Taxes.............................................26
  Dividends and Distributions.......................................26
  Tax Treatment of Dividends and Distributions......................26
  Tax Status of the Funds...........................................26
Management of the Fund..............................................28
  Investment Advisory Services......................................28
Distributor.........................................................31
Administrator.......................................................32
General Information.................................................33
  Description of Shares.............................................33
  Annual Meetings...................................................33
  Reports...........................................................33
  Shareholder Inquiries.............................................33
  Custodian.........................................................33
  Counsel and Auditors..............................................34
  Appendix..........................................................34



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR THE FUND'S STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCES, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR ITS DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE FUND OR BY THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                                 RETIREMENT SYSTEM FUND INC.
                                          PROSPECTUS
                                    DATED JANUARY 28, 1997


                  Retirement System Fund Inc. ("Fund") is a mutual fund designed to provide professional investment
INTRODUCTION
                  management and diversification of risk to investors by offering shares in separate investment funds ("Investment Funds" or "Funds"), each with a different investment objective. Currently investors may purchase shares of the:

                     CORE EQUITY FUND, which seeks to achieve a total return in excess of the total return of the Lipper Growth and Income Mutual Funds Average measured over a period of three to five years, by investing primarily in a broadly diversified group of large capitalization companies.

                     EMERGING GROWTH EQUITY FUND, which seeks to achieve, over time, a total return in excess of the Lipper Small Company Growth Mutual Fund Average by investing primarily in equity-based securities of companies which are expected to experience rapid earnings growth.

                     INTERMEDIATE-TERM FIXED-INCOME FUND, which seeks to achieve a total return in excess of the Lipper Intermediate (five to ten year maturity) U.S. Government Mutual Funds Average by investing primarily in a diversified portfolio of debt securities with an actual or expected average life of under ten years.

                     MONEY MARKET FUND, which seeks to achieve as high a level of current interest income as is consistent with maintaining liquidity and stability of principal by investing in high quality, U.S. dollar-denominated money market instruments with maturities of no more than one year. AN INVESTMENT IN THE FUND IS NEITHER INSURED NOR GUARANTEED BY THE UNITED STATES GOVERNMENT. THERE IS NO ASSURANCE THAT THE MONEY MARKET FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

                         In the future, the Fund expects to offer shares of  the
                  Value Equity Fund, the International Equity Fund and the Actively Managed Fixed-Income Fund that are described herein. The Fund has the authority to create additional Investment Funds as well.

                         The name Retirement System Fund Inc. has no  particular
                  relationship to the Fund's investment policy or strategy. The name of the Fund is derived from the Fund's association with its advisor, Retirement System Investors Inc., its distributor, Retirement System Distributors Inc. and its administrator, Retirement System Consultants Inc.


                         Shares   are   available  directly   from   the  Fund's
                  Distributor, Retirement System Distributors Inc., P.O. Box 2064, Grand Central Station, New York, New York 10163-2064,
                  (800)772-3615, or through financial institutions that have entered into Shareholder Servicing Agreements with the Fund. See, "How to Invest in the Fund" on page 23 of this Prospectus.



                         This   Prospectus   provides  basic   information  that
                  investors should know about the Fund prior to investing, and should be retained for future reference. A Statement of Additional Information dated January 28, 1997 has been filed with the Securities and Exchange Commission and is hereby incorporated by reference. It is available upon request and without charge by writing to the Fund or the Distributor at the above address.


                 THE FUND'S  SHARES  ARE  NOT DEPOSITS  OR  OBLIGATIONS  OF,  OR
                 GUARANTEED  OR  ENDORSED  BY,  ANY BANK.  THE  SHARES  ARE NOT
                  FEDERALLY  INSURED   BY   THE  FEDERAL   DEPOSIT   INSURANCE
                   CORPORATION,  THE  FEDERAL  RESERVE  BOARD  OR  ANY  OTHER
                    GOVERNMENT AGENCY. INVESTMENT  IN THE   SHARES  INVOLVES
                           RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                 THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                  SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE  SECURITIES
                   COMMISSION  NOR HAS THE  SECURITIES AND EXCHANGE COMMISSION
                   OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON   THE
                    ACCURACY   OR   ADEQUACY   OF   THIS   PROSPECTUS.   ANY
                     REPRESENTATION TO THE                   CONTRARY IS  A
                                        CRIMINAL OFFENSE.


                                Prospectus dated January 28, 1997

FEE TABLE
                 Shown below are expenses for the various Investment Funds. Only the Core Equity Fund, Emerging Growth Equity Fund, Intermediate-Term Fixed-Income Fund and Money Market Fund are currently available.

                                                                                                                    INTER-
                                                                                                    ACTIVELY      MEDIATE-
                                                  CORE       VALUE        EMERGING       INTER-      MANAGED   TERM FIXED-
                                                  EQUITY     EQUITY         GROWTH     NATIONAL       FIXED-        INCOME
                                                  FUND       FUND       EQUITY FUND  EQUITY FUND  INCOME FUND         FUND
                                                  ---------  ---------  -----------  -----------  -----------  -------------
I.         SHAREHOLDER TRANSACTION EXPENSES
             Sales Load on Purchases............       None       None        None         None         None          None
             Sales Load on Reinvested
             Dividends..........................       None       None        None         None         None          None
             Deferred Sales Load................       None       None        None         None         None          None
             Redemption Fees....................       None       None        None         None         None          None
             Exchange Fees......................       None       None        None         None         None          None
II.        ANNUAL FUND OPERATING EXPENSES(A)
             (after fee waivers)
           Management Fees
             (after fee waivers)(B).............        .60        .60        1.00          .60          .30           .40
           12b-1 Fees (after fee waivers)(C)....        .20        .20         .20          .20          .20           .20
           Other Expenses
             (after fee waivers)(D).............        .20        .62         .80         1.41          .24           .40
           Total Annual Fund Operating
           Expenses(E)..........................       1.00       1.42        2.00         2.21          .74          1.00
             (after fee waivers and
             reimbursements)
III.       EXAMPLE: You would pay the following expenses in each of the Investment Funds on a $1,000 investment assuming (1)
           a 5% annual return and (2) redemption at the end of each time period. (The example is based on expenses after fee waivers.)
           1 year...............................     $10.20     $14.45      $20.30       $22.41        $7.56        $10.20
           3 years..............................     $31.85     $44.95      $62.78       $69.15       $23.66        $31.85
           5 years..............................     $55.31     $77.75     $107.97      $118.68       $41.19        $55.31
           10 years.............................    $123.15    $171.41     $234.71      $256.66       $92.24       $123.15
(A)        The  Fund operating expenses set  forth in this table  reflect actual expenses incurred  by the Core Equity Fund,
             Emerging Growth Equity Fund  and Intermediate-Term Fixed-Income  Fund for the fiscal  year ended September  30,
             1996, shown as a percentage of a Fund's average net assets for such period and estimated expenses for the Value
             Equity  Fund,  International Equity  Fund  and Actively  Managed Fixed-Income  Fund,  respectively. Due  to the continuous nature of Rule 12b-1 fees,  long-term shareholders of the Fund may  pay more than the equivalent  of the  maximum front-end sales charges permitted  by the Conduct Rules of  the National Association of Securities
             Dealers, Inc.
(B)        Absent voluntary waivers, management  fees would be  1.20% of average  net assets of  the Emerging Growth  Equity
             Fund,  .80% of average  net assets of the  Value Equity Fund,  .80% of average net  assets of the International
             Equity Fund and .45% of average  net assets of the Actively Managed  Fixed-Income Fund and .25% of the  average net  assets of the Money  Market Fund. While the management  fees paid by the  Emerging Growth Equity Fund, the
             Value Equity Fund and  the International Equity  Fund are higher than  the fees paid  by most other  investment companies,  the Fund's management believes that  the fees are comparable to, and  in some cases lower than, the fees paid by other investment companies with similar objectives and policies.
(C)        Absent voluntary fee waivers, 12b-1 fees would be .25% for each Fund.
(D)        "Other Expenses" is based  on amounts for the  Core Equity Fund, Emerging  Growth Equity Fund,  Intermediate-Term
             Fixed-Income  Fund and Money Market  Fund for the 1996 fiscal  year and an estimate  for the Value Equity Fund,
             International Equity Fund and Actively Managed Fixed-Income Fund, and includes, among other things,  custodial, transfer  agency, legal and auditing fees. Absent voluntary waivers, "Other Expenses" would be 1.45% of average net assets of the Core Equity Fund,  2.55% of average net assets of  the Emerging Growth Equity Fund, 2.02%  of average  net assets of  the Value Equity  Fund, 2.02% of average  net assets of  the International Equity Fund,
             2.40% of average  net assets of  the Actively Managed  Fixed-Income Fund, 1.58%  of average net  assets of  the
             Intermediate-Term Fixed-Income Fund and 3.89% of average net assets of the Money Market Fund.
(E)        Absent  voluntary fee waivers, total annual  Fund operating expenses would be 2.05%  of average net assets of the
             Core Equity Fund, 3.46% of average net assets of  the Emerging Growth Equity Fund, 3.07% of average net  assets of  the Value Equity Fund, 3.07% of  average net assets of the International  Equity Fund, 3.10% of average net assets of  the Actively  Managed  Fixed-Income Fund,  1.97%  of average  net  assets of  the  Intermediate-Term
             Fixed-Income Fund and 4.14% of average net assets of the Money Market Fund.


           MONEY
           MARKET
           FUND
           ---------
I.
                None

                None
                None
                None
                None
II.

                 .00
                 .20

                 .30

                 .50

III.

               $5.11
              $16.04
              $27.97
              $63.02
(A)

(B)

(C)
(D)

(E)



                         The  purpose of  this table  is to  assist investors in
                  understanding the costs and expenses an investor in the Fund will bear directly and indirectly. A person who purchases shares of the Fund through a financial institution may be charged separate fees by the financial institution and investors should review this Prospectus in conjunction with any such institution with any such institution's fee schedule. In addition, financial institutions may be required to register as dealers pursuant to state securities laws. See, "Management of the Fund -- Investment Advisory Services" and "Management of the Fund -- Administrator" for a more complete description of these costs and expenses.

                         THE EXAMPLE SHOWN IN THE TABLE SHOULD NOT BE CONSIDERED
                  A REPRESENTATION OF FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

FINANCIAL HIGHLIGHTS

                  Shown below are financial highlights for the Core Equity Fund, the Emerging Growth Equity Fund, the Intermediate-Term Fixed-Income Fund and the Money Market Fund during the indicated fiscal periods from the date operations commenced through September 30, 1996. The following information for the years ended September 30, 1992, 1993, 1994, 1995 and 1996 has been audited by McGladrey & Pullen, LLP, independent auditors, whose report thereon, which is incorporated by reference, appears in the Fund's 1996 Annual Report to Shareholders. The financial information included in this table should be read in conjunction with the financial statements incorporated by reference in the Statement of Additional Information. Shares of the Value Equity Fund, the International Equity Fund and the Actively Managed Fixed-Income Fund described in the Fund's Prospectus are not yet available for sale to investors. The 1996 Annual Report to Shareholders contains additional performance information and is available at no cost from the Fund by calling (800) 772-3615.


                                         CORE EQUITY FUND
                                       FINANCIAL HIGHLIGHTS
                         (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)


                                                                                                      FROM 5/10/91
                                                                                                    (COMMENCEMENT OF
                                      YEAR         YEAR         YEAR         YEAR         YEAR         OPERATIONS)
                                      ENDED        ENDED        ENDED        ENDED        ENDED          THROUGH
                                     9/30/96      9/30/95      9/30/94      9/30/93      9/30/92        9/30/91*
                                   -----------  -----------  -----------  -----------  -----------  -----------------
PER SHARE OPERATING PERFORMANCE:
(for a share outstanding
 throughout each
     period)
  Net Asset Value, beginning of
     year                           $   16.69    $   12.72    $   12.08    $   10.98    $   10.45       $   10.00
                                   -----------  -----------  -----------  -----------  -----------         ------
Income from investment
 operations:
  Investment income-net                  0.21         0.13         0.15         0.18         0.23            0.14
  Net realized and unrealized
     gain on investments                 3.45         4.22         0.74         1.84         0.60            0.31
                                   -----------  -----------  -----------  -----------  -----------         ------
  Total from Investment
     Operations                          3.66         4.35         0.89         2.02         0.83            0.45
                                   -----------  -----------  -----------  -----------  -----------         ------
Distributions:
  Distributions from capital
     gains                             --            (0.22)       (0.11)       (0.64)       (0.08)         --
  Distributions from investment
     income-net                         (0.24)       (0.16)       (0.14)       (0.08)       (0.22)         --
                                   -----------  -----------  -----------  -----------  -----------         ------
     Total distributions                (0.24)       (0.38)       (0.25)       (0.92)       (0.30)         --
                                   -----------  -----------  -----------  -----------  -----------         ------
  Net increase                           3.42         3.97         0.64         1.10         0.53            0.45
                                   -----------  -----------  -----------  -----------  -----------         ------
  Net Asset Value, end of year      $   20.11    $   16.69    $   12.72    $   12.08    $   10.98       $   10.45
                                   -----------  -----------  -----------  -----------  -----------         ------
                                   -----------  -----------  -----------  -----------  -----------         ------

TOTAL RETURN***                         22.21%       35.24%        7.47%       19.39%        8.11%           4.50%

RATIOS/SUPPLEMENTAL DATA:
  Ratios to average net assets:
  Expenses                               0.97%        0.90%        0.90%        0.90%        0.90%           0.90%**
  Investment income-net                  1.23%        1.52%        1.17%        1.31%        1.86%           3.31%**
  Decrease reflected in above
     expense ratio due to expense
     reimbursement                       1.08%        1.30%        1.33%        2.43%        2.46%           1.80%**
Portfolio turnover rate                 18.08%       25.49%        9.64%       21.79%       61.27%          12.49%
Average commission rate paid (per
 share)+                            $     .05       --           --           --           --              --
Net Assets at End of Year
 ($1,000's)                         $   8,865    $   5,657    $   3,639    $   3,094    $   1,049       $   1,560


                 ----------------------------------
                   * using average share basis
                  ** Annualized
                 *** The   total    return   calculation    reflects    dividend
                     reinvestment.

                   + Required by regulations issued in 1995.

                                   EMERGING GROWTH EQUITY FUND
                                       FINANCIAL HIGHLIGHTS
                         (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)


                                                                                                 FROM 5/10/91
                                                                                                 (COMMENCEMENT
                                                                                                      OF
                                                  YEAR      YEAR      YEAR      YEAR     YEAR     OPERATIONS)
                                                 ENDED      ENDED     ENDED     ENDED    ENDED      THROUGH
                                                9/30/96    9/30/95   9/30/94   9/30/93  9/30/92    9/30/91*
                                               ----------  -------   -------   -------  -------  -------------
PER SHARE OPERATING PERFORMANCE:
(for a share outstanding throughout
     each period)
  Net Asset Value, beginning of year           $    19.05  $14.01    $14.74    $ 11.83  $ 10.54     $10.00
                                               ----------  -------   -------   -------  -------     ------
Income from Investment Operations:
  Investment (loss)-net                             (0.17)  (0.12 )   (0.04 )    (0.13)   (0.17)     (0.02)
  Net realized and unrealized gain on
     investments                                     7.62    5.49      1.58       4.36     1.49       0.56
                                               ----------  -------   -------   -------  -------     ------
  Total from Investment Operations                   7.45    5.37      1.54       4.23     1.32       0.54
                                               ----------  -------   -------   -------  -------     ------
Distributions:
  Distributions from capital gains                  (1.42)  (0.33 )   (2.27 )    (1.21)   (0.01)    --
  Distributions from investment income             --        --        --        (0.11)   --        --
  Return of capital                                --        --        --        --       (0.02)    --
                                               ----------  -------   -------   -------  -------     ------
     Total distributions                            (1.42)  (0.33 )   (2.27 )    (1.32)   (0.03)    --
                                               ----------  -------   -------   -------  -------     ------
  Net increase (decrease)                            6.03    5.04     (0.73 )     2.91     1.29       0.54
                                               ----------  -------   -------   -------  -------     ------
  Net Asset Value, end of year                 $    25.08  $19.05    $14.01    $ 14.74  $ 11.83     $10.54
                                               ----------  -------   -------   -------  -------     ------
                                               ----------  -------   -------   -------  -------     ------

TOTAL RETURN***                                     42.07%  39.20%    11.89%     38.05%   13.80%      5.40%

RATIOS/SUPPLEMENTAL DATA:
  Ratios to average net assets:
  Expenses                                           1.96%   1.85%     1.85%      1.85%    1.86%      1.85%**
  Investment (loss)-net                             (1.43)%  (1.33 )%  (1.37 )%   (1.34)%   (1.10)%     (0.46)%**
  Decrease reflected in above expense ratio
     due to expense reimbursement                    1.49%   3.30%     4.11%      6.41%    7.90%      0.85%**
Portfolio turnover rate                             77.94%  84.05%    72.59%    144.49%  138.46%     25.38%
Average commission rate paid (per share)+      $      .01    --        --        --       --        --
Net Assets at End of Year ($1,000's)               $6,609  $2,950    $1,825     $1,352     $684       $602


                 ----------------------------------
                   * using average share basis
                  ** Annualized
                 *** The total return calculation reflects dividend reinvestment

                   + Required by regulations issued in 1995.

                               INTERMEDIATE-TERM FIXED-INCOME FUND
                                       FINANCIAL HIGHLIGHTS
                         (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)


                                                                                                      FROM 5/10/91
                                                                                                    (COMMENCEMENT OF
                                      YEAR         YEAR         YEAR         YEAR         YEAR         OPERATIONS)
                                      ENDED        ENDED        ENDED        ENDED        ENDED          THROUGH
                                     9/30/96      9/30/95      9/30/94      9/30/93      9/30/92        9/30/91*
                                   -----------  -----------  -----------  -----------  -----------  -----------------
PER SHARE OPERATING PERFORMANCE:
(for a share outstanding
 throughout each
     year)
  Net Asset Value, beginning of
     year                           $   10.81    $   10.46    $   11.43    $   11.00    $   10.46       $   10.00
                                   -----------  -----------  -----------  -----------  -----------         ------
Income from Investment
 Operations:
  Investment income-net                  0.66         0.59         0.52         0.54         0.80            0.25
  Net realized and unrealized
     gain (loss) on investments         (0.26)        0.38        (0.85)        0.36         0.73            0.40
                                   -----------  -----------  -----------  -----------  -----------         ------
  Total from Investment
     Operations                          0.40         0.97        (0.33)        0.90         1.53            0.65
                                   -----------  -----------  -----------  -----------  -----------         ------
Distributions:
  Distributions from capital
     gains                             --            (0.05)       (0.08)      --            (0.15)         --
  Distributions from investment
     income-net                         (0.72)       (0.57)       (0.56)       (0.47)       (0.84)          (0.19)
                                   -----------  -----------  -----------  -----------  -----------         ------
     Total distributions                (0.72)       (0.62)       (0.64)       (0.47)       (0.99)          (0.19)
                                   -----------  -----------  -----------  -----------  -----------         ------
  Net increase (decrease)                0.32         0.35        (0.97)        0.43         0.54            0.46
                                   -----------  -----------  -----------  -----------  -----------         ------
  Net Asset Value, end of year      $   10.49    $   10.81    $   10.46    $   11.43    $   11.00       $   10.46
                                   -----------  -----------  -----------  -----------  -----------         ------
                                   -----------  -----------  -----------  -----------  -----------         ------

TOTAL RETURN***                          3.82%        9.64%       (2.99)%       8.47%       13.86%           6.58%

RATIOS/SUPPLEMENTAL DATA
  Ratios to average net assets:
  Expenses                               0.97%        0.90%        0.90%        0.90%        0.90%           0.90%**
  Investment income-net                  6.27%        5.71%        5.76%        4.90%        5.59%           6.27%**
  Decrease reflected in above
     expense ratio due to expense
     reimbursement                       1.00%        1.09%        1.66%        3.33%        5.56%           1.80%**
Portfolio turnover rate                 39.69%        8.50%        8.68%       27.62%        8.66%          85.85%
Net Assets at End of Year
 ($1,000's)                            $5,885       $5,136       $3,372       $2,159         $881            $423


                 ----------------------------------
                   * using average share basis
                  ** Annualized
                 *** The    total    return   calculation    reflects   dividend
                     reinvestment.

                                        MONEY MARKET FUND
                                       FINANCIAL HIGHLIGHTS
                         (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)


                                                                                                       FROM 2/7/91
                                                                                                    (COMMENCEMENT OF
                                      YEAR         YEAR         YEAR         YEAR         YEAR         OPERATIONS)
                                      ENDED        ENDED        ENDED        ENDED        ENDED          THROUGH
                                     9/30/96      9/30/95      9/30/94      9/30/93      9/30/92        9/30/91*
                                   -----------  -----------  -----------  -----------  -----------  -----------------
Net Asset Value, beginning of
 year                               $    1.00    $    1.00    $    1.00    $    1.00    $    1.00       $    1.00
                                   -----------  -----------  -----------  -----------  -----------         ------
Income from Investment
 Operations:
  Investment income-net                  0.05         0.05         0.03         0.03         0.04            0.03
                                   -----------  -----------  -----------  -----------  -----------         ------
  Total from Investment
     Operations                          0.05         0.05         0.03         0.03         0.04            0.03
                                   -----------  -----------  -----------  -----------  -----------         ------
Distributions:
  Distributions from investment
     income-net                         (0.05)       (0.05)       (0.03)       (0.03)       (0.04)          (0.03)
                                   -----------  -----------  -----------  -----------  -----------         ------
     Total distributions                (0.05)       (0.05)       (0.03)       (0.03)       (0.04)          (0.03)
                                   -----------  -----------  -----------  -----------  -----------         ------
  Net increase                           0.00         0.00         0.00         0.00         0.00            0.00
                                   -----------  -----------  -----------  -----------  -----------         ------
  Net Asset Value, end of year      $    1.00    $    1.00    $    1.00    $    1.00    $    1.00       $    1.00
                                   -----------  -----------  -----------  -----------  -----------         ------
                                   -----------  -----------  -----------  -----------  -----------         ------

TOTAL RETURN***                          5.19%        5.20%        3.27%+       2.77%        3.73%           3.30%

RATIOS/SUPPLEMENTAL DATA
  Ratios to average net assets:
  Expenses                               0.50%        0.50%        0.42%        0.25%        0.44%           0.75%**
  Investment income-net                  5.06%        5.15%        3.18%        2.94%        3.68%           4.60%**
  Decrease reflected in above
     expense ratio due to expense
     reimbursement                       3.64%        3.72%        3.47%        4.39%        5.19%           1.95%**
Net Assets at End of Year
 ($1,000's)                            $1,463       $1,207       $1,112       $1,466         $664            $857


                 ----------------------------------
                   * using average share basis
                  ** Annualized
                 *** The   total    return   calculation    reflects    dividend
                     reinvestment.
                   + Had  an affiliate of the advisor not contributed capital to the fund to reimburse a realized loss, the total return would have been 3.22%.

PROSPECTUS SUMMARY
                  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE STATEMENT OF ADDITIONAL INFORMATION.

                         Retirement  System  Fund   Inc.  (the   "Fund")  is   a
                  diversified mutual fund currently offering shares in the Core Equity Fund, the Emerging Growth Equity Fund, the Intermediate-Term Fixed-Income Fund, and the Money Market Fund. The Core Equity Fund seeks to achieve a total return in excess of the total return of the Lipper Growth and Income Mutual Funds Average, measured over a period of three to five years, by investing primarily in a broadly diversified group of large capitalization companies. The Emerging Growth Equity Fund seeks to achieve, over time, a total return in excess of the Lipper Small Company Growth Mutual Fund Average by investing primarily in equity-based securities of companies which are expected to experience rapid earnings growth. The Intermediate-Term Fixed-Income Fund seeks to achieve a total return in excess of the Lipper Intermediate (five to ten year maturity) U.S. Government Mutual Funds Average by investing primarily in a diversified portfolio of debt securities with an actual or expected average life of under ten years. The Money Market Fund seeks to achieve as high a level of current interest income as is consistent with maintaining liquidity and stability of principal by investing in high quality, U.S. dollar-denominated money market instruments with maturities of no more than one year. In the future, the Fund expects to offer shares of the Value Equity Fund, the International Equity Fund and the Actively Managed Fixed-Income Fund that are described herein. SEE, "The Fund."

                         The Fund  may pursue  certain investment  policies  and
                  strategies including: investing in options on securities and indices of securities; engaging in futures transactions; acquiring foreign securities; investing in foreign currency transactions; investing in repurchase agreements; acquiring when-issued securities; and lending Fund securities. SEE, "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, the risks and limitations, and the extent to which the Fund may pursue them.


                         Shares  are   available   directly  from   the   Fund's
                  Distributor or through financial institutions that have entered into Shareholder Servicing Agreements with the Fund. The minimum initial investment is $2,500 and the minimum subsequent investment in the Fund is $250. Purchases are effected at the net asset value per share next determined after receipt at the Fund's offices of a properly completed purchase order. Net asset value is determined as of the close of the New York Stock Exchange, currently 4:00 P.M., on each day the Exchange is open by adding the value of all the assets of a Fund, subtracting liabilities, and dividing by the number of shares outstanding. Securities are valued at their market prices where possible. SEE, "How to Invest in the Fund -- Purchase of Fund Shares."


                         Shareholders  may submit their shares for redemption on
                  any day that the New York Stock Exchange is open and properly completed redemption requests will be effected at the net asset value per share next determined after the receipt of such request by the Fund. Payment for redeemed shares will be made by check, unless arrangements have been made in advance for payment by wire transfer, not later than seven days after receipt of written redemption requests in proper form. SEE, "Redemption of Shares."

                         Retirement   System  Investors  Inc.  (the  "Investment
                  Advisor") is the investment advisor to each Investment Fund. Certain Investment Funds have engaged independent investment managers to make and effect decisions on buying and selling portfolio securities. The Investment Advisor acts as investment manager to the remaining Investment Funds and, in the case of all Investment Funds, exercises general oversight with respect to portfolio management and reports to the Board of Directors with respect thereto. SEE, "Management of the Fund -- Investment Advisory Services."

                         The Fund  and  the  Distributor  have  entered  into  a
                  Distribution Agreement pursuant to which the Distributor will distribute and promote the sale of shares of the Investment Funds. Each Investment Fund has adopted a Plan of Distribution under which payments are made to the Distributor to compensate the Distributor and to help defray the cost of offering shares. SEE, "Distributor."

THE FUND
                  The Fund consists of seven diversified Investment Funds, each with a different set of investment objectives and policies. There can be no assurance that the investment objective of any Fund can be attained. The term "investment manager" as used herein in reference to any Investment Fund means the investment advisor or sub-advisor that is managing the portfolio of such Fund or any segment thereof. SEE, "Management of the Fund -- Investment Advisory Services."

                         The following sets forth the investment objectives  and
                  policies particular to each of the Investment Funds. SEE, "Appendix" for a description of certain rating categories discussed below.

                  CORE EQUITY FUND

                  The Core Equity Fund seeks to achieve a total return in excess of the total return of the Lipper Growth and Income Mutual Funds Average, measured over a period of three to five years, by investing primarily in a broadly diversified group of large capitalization companies. The Fund seeks this objective primarily through capital appreciation with income as a secondary consideration. The Fund will invest in securities of companies which the investment manager believes to be financially sound and will consider such factors as the sales, growth and profitability prospects for the economic sector and markets in which the company operates and for the services or products it provides; the financial condition of the company; its ability to meet its liabilities and to provide income in the form of dividends; the prevailing price of the security; how that price compares to historical price levels of the security, to current price levels in the general market, and to the prices of competing companies; projected earnings estimates and earnings growth rate of the company, and the relation of those figures to the current price.


                         Under  normal  circumstances,  the  Core  Equity   Fund
                  expects to be as fully invested as practicable in equity-based securities, primarily common stocks, including American Depository Receipts -- ADRs (U.S. traded dollar-denominated securities that represent an interest in the share of a foreign company) and will be at least 65% so invested. Equity-based securities may include securities convertible into common stocks and warrants to purchase common stocks.


                         In general, the Fund will invest in stocks of companies
                  with market capitalizations in excess of $750 million. Although there is no assurance that the Fund will meet its objective, the securities held in the Core Equity Fund will generally reflect the price volatility of the broad equity market (I.E., the Standard & Poor's 500 Index).

                         For temporary defensive purposes,  the Fund may  invest
                  up to 100% of its total assets in cash equivalents. The Fund may also pursue certain additional investment policies and strategies including: investing in options on securities and indices of securities; engaging in futures transactions; acquiring foreign securities; investing in foreign currency transactions; investing in repurchase agreements; acquiring when-issued securities; and lending Fund securities. SEE, "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, their risks and limitations, and the extent to which the Fund may pursue them.

                  PORTFOLIO MANAGER

                         Mr. James P. Coughlin,  President and Chief  Investment
                  Officer of Retirement System Investors Inc. ("Investors"), has been the portfolio manager for the Core Equity Fund since its inception in May 1991. Mr. Coughlin also serves as Executive Vice President - Investments for the Fund. His prior experience in the investment management business, as a research analyst and portfolio manager, was with the economic and investment counsel firm of Lionel Edie & Co., which for a time was a subsidiary of Merrill Lynch and eventually part of Manufacturers Hanover. An honors graduate of Iona College, Mr. Coughlin holds a Bachelor of Arts degree in economics. He received a Master of Business Administration degree in Finance from New York University Graduate School of Business and is a Chartered Financial Analyst (CFA).

                  VALUE EQUITY FUND

                  The Value Equity Fund seeks to achieve a total return in excess of the total return of the Lipper Growth and Income Mutual Funds Average, measured over a period of three to five years, by investing primarily in securities of companies the investment manager perceives to be undervalued in the equity markets and to offer prospects for significant earnings or dividend growth relative to their market prices. The Fund seeks this objective primarily through capital appreciation.


                         Under  normal circumstances, the Fund  expects to be as
                  fully invested as practicable in equity-based securities, primarily common stock, including American Depository Receipts -- ADRs (U.S. traded dollar-denominated securities that represent an interest in the share of a foreign company) and will be at least 65% so invested. Equity-based securities may include securities convertible into common stocks and warrants to purchase common stocks.


                         Undervalued companies generally will have
                  price/earnings and price-to-book ratios that are lower than average relative to (i) the corresponding ratios of the average company in a similar industry included in broad stock market indices (E.G., the Standard & Poor's 500 Composite Stock Price Index), or (ii) the company's historical price/earnings and price-to-book ratios.

                         In  general, the Value Equity Fund invests primarily in
                  stocks of companies with market capitalizations in excess of $750 million. The Value Equity Fund generally will have a lower degree of risk than the Emerging Growth Equity Fund and a slightly higher degree of risk than the Core Equity Fund.

                         For  temporary defensive purposes,  the Fund may invest
                  up to 100% of its total assets in cash equivalents. The Fund may also pursue certain additional investment policies and strategies including: investing in options on securities and indices of securities; engaging in futures transactions; acquiring foreign securities; investing in foreign currency transactions; investing in repurchase agreements; acquiring when-issued securities; and lending Fund securities. SEE, "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, their risks and limitations, and the extent to which the Fund may pursue them.

                  EMERGING GROWTH EQUITY FUND


                  The Emerging Growth Equity Fund seeks to achieve a total return in excess of the Lipper Small Company Growth Mutual Fund Average, measured over a period of three to five years, by investing primarily in equity-based securities of companies which are expected by the investment manager to experience rapid earnings growth. The following types of companies frequently offer rapid earnings growth: newer companies that are able to identify and service a market niche; more mature companies that restructure their operations or develop a new product or service that enhances the company's sales and profit growth potential; and small to medium-sized companies (I.E., companies with market capitalizations from $50 million to $750 million at time of purchase) that, because of successful market penetration, expect to experience accelerating revenue and earnings growth. Under normal circumstances, the Fund expects to be as fully invested as practicable in equity-based securities, primarily common stocks, including American Depository Receipts -- ADRs (U.S. traded dollar-denominated securities that represent an interest in the share of a foreign company) and will be at least 65% so invested. Equity-based securities may include securities convertible into common stocks and warrants to purchase common stocks.


                         Emerging  growth   companies  generally   exhibit   the
                  following characteristics relative to the average company in a similar industry included in broad stock market indices (E.G., the Standard & Poor's 500 Composite Stock Price Index): (i) higher than average return on equity, (ii) higher than average earnings and dividend growth potential as perceived by the investment manager, and (iii) smaller than average market capitalization.

                         The securities  of  the  Emerging  Growth  Equity  Fund
                  generally will have a higher degree of risk and price volatility than those of the Core Equity and Value Equity Funds and a lower income return than these Funds.

                         For  temporary defensive purposes,  the Fund may invest
                  up to 100% of its total assets in cash equivalents. The Fund may also pursue certain additional investment policies and strategies including: investing in options on securities and indices of securities; engaging in futures transactions; acquiring foreign securities; investing in foreign currency transactions; investing in repurchase agreements; acquiring when-issued securities; and lending Fund securities. SEE, "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, their risks and limitations, and the extent to which the Fund may pursue them.

                  PORTFOLIO MANAGER

                         Richard  M. Frucci, Senior Vice President of The Putnam
                  Advisory Company, Inc. has, since February 28, 1994, primary responsibility for the day-to-day management of the Emerging Growth Equity Fund. Mr. Frucci has been employed by Putnam since 1984.

                  INTERNATIONAL EQUITY FUND

                  The International Equity Fund seeks to achieve a total return in excess of the Lipper International Mutual Funds Average, measured over a period of three to five years. The
                  International Equity Fund invests primarily in equity securities of non-United States companies and at least 65% of its assets will be invested in equity securities of companies in at least three countries (other than the United States). The Fund may also invest in securities of non-United States governments and their agencies and may also invest in securities of United States companies which derive, or are expected to derive, a substantial portion of their revenues from operations outside the United States. Investments in such United States companies will normally be less than 10% of the Fund's total assets.


                         The  Fund  may  enter  into  forward  foreign  currency
                  exchange contracts, foreign currency futures contracts and related options to protect against uncertainty in the level of future foreign exchange rates. SEE, "Other Investment Policies and Risk Considerations -- Foreign Currency Transactions". Under normal circumstances, the Fund will invest primarily in equity securities (common stocks and other equity-based securities, such as securities convertible into common stocks and warrants to purchase common stocks), but the Fund may have up to 10% of its total assets invested in debt securities. Such debt securities must be assigned (or determined by the investment manager to be equal to) a rating of "A" or better from Moody's Investors Services, Inc., Standard & Poor's Corporation, Fitch Investors Service, Inc. or another nationally known rating service. SEE, "Appendix" for an explanation of the ratings.


                         The  International Equity Fund invests in securities of
                  a  diversified  group   of  larger   companies  whose   market
                  capitalization normally would be more than $750 million. Investments in companies with a market capitalization of less than $750 million should normally not exceed 15% of the Fund's total assets.

                         Equity   securities  of  a  company  will  be  selected
                  considering such factors as the sales, growth and profitability prospects for the economic sector and markets in which the company operates and for the products or services it provides; the financial condition of the company, its ability to meet its liabilities and to provide income in the form of dividends; the prevailing price of the security; how that price compares to historical price levels of the security, to current price levels in the general market, and to the prices of competing companies; and projected earnings estimates and earnings growth rate for the company, and the relation of those figures to the current price of the security.

                         Investments  in  debt  securities  will  be  based   on
                  judgments by the investment manager of the quality of the securities. These judgments may be based upon such considerations as: (i) the issuer's financial strength, including its historic and current financial condition, its historic and projected earnings and its present and anticipated cash flow; (ii) the issuer's debt maturity schedules and current and future borrowing requirements; and
                  (iii) the issuer's continuing ability to meet its future obligations. In addition, emphasis will be placed on comparative geographical and economic evaluation, which will require fundamental analysis of the economies, currencies, financial markets and other variables of the various countries in which investments may be made.

                         Investments in securities of non-United States  issuers
                  and in securities involving foreign currencies entail investment risks that are different from investments in securities of United States issuers involving no foreign currency, including the effect of different economies, changes in currency rates, controls or other governmental restrictions. There is also less publicly available information about a non-United States issuer than about a domestic issuer, and non-United States issuers are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic issuers. Stock exchanges outside the United States may have substantially less volume than United States exchanges and securities of some non-United States companies are less liquid and more volatile than securities of comparable domestic issuers. There is generally less government regulation of stock exchanges, brokers and listed companies outside the United States. In addition, with respect to certain countries, there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in securities of issuers located in those countries.

                         For  temporary defensive purposes,  the Fund may invest
                  up to 100% of its total assets in cash equivalents. The Fund may also pursue certain additional investment policies and strategies including: investing in options on securities and indices of securities; engaging in futures transactions; investing in repurchase agreements; acquiring when-issued securities; and lending Fund securities. SEE "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, their risks and limitations, and the extent to which the Fund may pursue them.

                  ACTIVELY MANAGED FIXED-INCOME FUND

                  The Actively Managed Fixed-Income Fund seeks to achieve a total return in excess of the Lipper U.S. Government Bond Funds Average, measured over a period of three to five years, by investing primarily in fixed-income securities which the investment manager believes to be of good quality.

                         Under  normal circumstances, the Fund  will be as fully
                  invested as practicable in fixed-income securities and will be at least 65% so invested. In light of the Fund's objective, the investment manager will consider the potential for capital appreciation, as well as yield, in selecting investments. The investment manager will be free to take full advantage of the entire range of maturities in the debt securities markets and will adjust the structure of the Fund from time to time, particularly its average maturity, depending on the investment manager's assessment of interest rate and market factors. Accordingly, obtaining successful results in the Fund will depend significantly upon the investment manager's ability to forecast interest rate and bond market movements.

                         The  Actively  Managed  Fixed-Income  Fund  invests  in
                  securities of United States corporations only if at the time of purchase they carry a rating of "A" or better from Moody's Investors Services, Inc., Standard & Poor's Corporation, Fitch Investors Service, Inc. or another nationally known rating service. SEE, "Appendix" for an explanation of the ratings. The Actively Managed Fixed-Income Fund may also invest in obligations issued or guaranteed by the United States government, its agencies or instrumentalities.

                         The  Fund will  observe the following  policies: (i) at
                  least 75% of the Fund, taken at market value, must be in securities having a rating at the time of purchase of "Aa" or better from Moody's Investors Services, Inc., "AA" or better from Standard & Poor's Corporation or Fitch Investors Services, Inc. or an equivalent rating from another nationally known rating service or must consist of securities issued or guaranteed by the United States government or its agencies or instrumentalities;

                  (ii) at least 65% of the Fund must be invested in securities issued or guaranteed by the United States government or its agencies or instrumentalities; and (iii) the balance of the Fund must be invested in securities of United States corporations rated "A" or better by one of the above rating agencies and other debt securities (E.G., securities of foreign issuers), which, in the judgment of the investment manager, would be of comparable quality to United States securities having a rating of "A" or better by one of the above rating agencies. SEE, "Appendix" for an explanation of the ratings.

                         As noted above, the Fund may also invest in  securities
                  of foreign issuers which, in the judgment of the investment manager, would be of comparable quality to United States securities having a rating of "A" or better by one of the above rating agencies. SEE, "Other Investment Policies and Risk Considerations -- Foreign Securities." The Fund may also acquire zero-coupon obligations that do not pay interest currently but that are purchased at a discount and payable in full at maturity. The value of such obligations may be subject to greater market fluctuations from changing interest rates prior to maturity than other debt obligations of similar maturities and yields.


                         Non-income producing  securities  to  be  held  in  the
                  Actively Managed Fixed-Income Fund may include zero-coupon obligations of corporations, instruments evidencing ownership of future interest or principal payments on United States Treasury Bonds and collateralized mortgage obligations. (See the next paragraph for a discussion of collateralized mortgage obligations.) Zero-coupon obligations pay no current interest. Zero-coupon obligations are sold at prices discounted from par value, with that par value to be paid to the holder at maturity. The return on a zero-coupon obligation, when held to maturity, equals the difference between the par value and the original purchase price. Zero-coupon obligations may be purchased if the yield spread between these obligations and coupon issues is considered advantageous, giving consideration to the duration of the two alternative investments. The market value of a zero-coupon obligation is generally more volatile than that of an interest-bearing obligation and, as a result, if a zero-coupon obligation is sold prior to maturity under unfavorable market conditions, the loss that may be sustained on such sale may be greater than on the sale of an interest-bearing obligation of similar yield and maturity.



                         From time to time the Fund may invest in collateralized
                  mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs") and certain stripped mortgage-backed securities. CMOs generally represent a participation in, or are secured by, a pool of mortgage loans. The CMOs in which the Fund may invest are limited to United States government and related securities (including those of agencies or instrumentalities) such as CMOs issued by GNMA, FNMA and FHLMC. Stripped mortgage securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage assets. The Fund may invest in both the interest-only or "IO" class and the principal-only or "PO" class. The yield to maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund's yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities. Conversely, POs tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated.

                         REMICs are  offerings  of multiple  class  real  estate
                  mortgage-backed securities which qualify and elect treatment as such under provisions of the Internal Revenue Code of 1986, as amended ("Code"). Issuers of REMICs may take several forms, such as trusts, partnerships, corporations, associations or a segregated pool of mortgages. Once REMIC status is elected and obtained, the entity is not subject to federal income taxation. Instead, income is passed through the entity and is taxed to the person or persons who hold interests in the REMIC. A REMIC interest must consist of one or more classes of "regular interests," some of which may offer adjustable rates, and a single class of "residual interests." To qualify as a REMIC, substantially all of the assets of the entity must be in assets directly or indirectly secured principally by real property.


                         Changes  in  interest  rates will  cause  the  value of
                  securities held in the Fund's portfolio to vary inversely to changes in prevailing interest rates. If, however, a security is held to maturity, no gain or loss will be realized as a result of changes in prevailing rates. The value of these securities will also be affected by general market and economic conditions and by the creditworthiness of the issuer. Fluctuations in the value of the Fund's securities will cause net asset value per unit to fluctuate.

                         For temporary defensive purposes,  the Fund may  invest
                  up to 100% of its total assets in cash equivalents. The Fund may also pursue certain additional investment policies and strategies including: investing in options on securities and indices of securities; engaging in futures transactions; acquiring foreign securities; investing in foreign currency transactions; investing in repurchase agreements; acquiring when-issued securities; and lending Fund securities. SEE, "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, their risks and limitations, and the extent to which the Fund may pursue them.

                  INTERMEDIATE-TERM FIXED-INCOME FUND

                  The Intermediate-Term Fixed-Income Fund is a diversified portfolio of fixed-income securities which seeks to achieve a total return in excess of the Lipper Short-Intermediate (five to ten year) U.S. Government Mutual Funds Average, measured over a period of three to five years. The returns are sought through a high level of current income with consideration also given to the safety of principal through investments in fixed-income securities either maturing within 10 years or having an expected average life of under 10 years. The Fund is managed within an average portfolio maturity range of 2 1/2 years to a maximum of 5 years and an average duration range from 2 1/2 years to 4 years.

                         Under  normal circumstances, the Fund  will be as fully
                  invested as practicable in fixed-income securities and will be at least 65% so invested. In seeking total return, the investment manager will focus principally on a high level of current income, with consideration also given to safety of principal. The Fund will attempt to purchase only securities which were part of an original issue of $100 million or more. The investment manager will also consider the nature of the issuer's business; the industry under which it is classified; the issuer's financial strength, including its historic and projected earnings and its present and anticipated cash flow; the issuer's debt maturity schedules and current and future borrowing requirements; and the issuer's continuing ability to meet its future obligations.

                         The Fund will  observe the following  policies: (i)  at
                  least 75% of the Fund, taken at market value, must be in securities having a rating at the time of purchase of "Aa" or better from Moody's

                  Investors Services, Inc., "AA" or better from Standard & Poor's Corporation or Fitch Investors Services, Inc. or an equivalent rating from another nationally known rating service or must consist of securities issued or guaranteed by the United States government or its agencies or instrumentalities;
                  (ii) at least 65% of the Fund must be invested in securities issued or guaranteed by the United States Government or its agencies or instrumentalities; and (iii) the balance of the Fund must be invested in securities of United States corporations rated "A" or better by one of the above rating agencies, and other debt securities (E.G., securities of foreign issuers), which, in the judgment of the investment manager, would be of comparable quality to United States securities having a rating of "A" or better by one of the above rating agencies. SEE, "Other Investment Policies and Risk Considerations -- Foreign Securities." SEE also, "Appendix" for an explanation of the ratings.

                         Changes  in  interest  rates will  cause  the  value of
                  securities held in the Fund to vary inversely to changes in prevailing interest rates. If, however, a security is held to maturity, no gain or loss will be realized as a result of changes in prevailing rates. The value of these securities will also be affected by general market and economic conditions and by the creditworthiness of the issuer. Fluctuations in value of the Fund securities will cause net asset value per unit to fluctuate.

                         As  noted  above,  the Fund  may  invest  in securities
                  issued and backed by the full faith and credit of the United States Treasury, as well as obligations issued by agencies or instrumentalities of the United States government. These obligations may or may not be backed by the full faith and credit of the United States government. Certain agencies or instrumentalities of the United States government, such as the United States Postal Service and the Government National Mortgage Association, have the right to borrow from the United States Treasury to meet their obligations but in other instances obligations are supported only by the credit of the issuing agency (E.G., the Federal National Mortgage Association and the Federal Farm Credit System).

                         The   portfolio  structure   of  the  Intermediate-Term
                  Fixed-Income Fund is distributed among sectors or industries with no more than 25% of such portfolio invested in securities of any one sector of the corporate bond market. The Fund attempts to purchase only securities which were part of an original issue of $100 million or more.

                         Non-income  producing  securities  to  be  held  in the
                  Intermediate-Term Fixed-Income Fund may include zero-coupon obligations of corporations, instruments evidencing ownership of future interest or principal payments on United States Treasury Bonds and collateralized mortgage obligations. (See the next paragraph for a discussion of collateralized mortgage obligations.) Zero-coupon obligations pay no current interest. Zero-coupon obligations are sold at prices discounted from par value, with that par value to be paid to the holder at maturity. The return on a zero-coupon obligation, when held to maturity, equals the difference between the par value and the original purchase price. Zero-coupon obligations may be purchased if the yield spread between these obligations and coupon issues is considered advantageous, giving consideration to the duration of the two alternative investments. The market value of a zero-coupon obligation is generally more volatile than that of an interest-bearing obligation and, as a result, if a zero-coupon obligation is sold prior to maturity under unfavorable market conditions, the loss that may be sustained on such sale may be greater than on the sale of an interest-bearing obligation of similar yield and maturity.

                         From time to time the Fund may invest in collateralized
                  mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs") and certain stripped mortgage-backed securities. CMOs generally represent a participation in, or are secured by, a pool of mortgage loans. The CMOs in which the Fund may invest are limited to United States government and related securities (including those of agencies or instrumentalities) such as CMOs issued by GNMA, FNMA and FHLMC. Stripped mortgage securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage assets. The Fund may invest in both the interest-only or "IO" class and the principal-only or "PO" class. The yield to maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund's yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities. Conversely, POs tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated.



                         REMICs  are  offerings  of multiple  class  real estate
                  mortgage-backed securities which qualify and elect treatment as such under provisions of the Code. Issuers of REMICs may take several forms, such as trusts, partnerships, corporations, associations or a segregated pool of mortgages. Once REMIC status is elected and obtained, the entity is not subject to federal income taxation. Instead, income is passed through the entity and is taxed to the person or persons who hold interests in the REMIC. A REMIC interest must consist of one or more classes of "regular interests," some of which may offer adjustable rates, and a single class of "residual interests." To qualify as a REMIC, substantially all of the assets of the entity must be in assets directly or indirectly secured principally by real property.


                         For temporary defensive purposes,  the Fund may  invest
                  up to 100% of its total assets in cash equivalents. The Fund may also pursue certain additional investment policies and strategies including: investing in options on securities and indices of securities; engaging in futures transactions; acquiring foreign securities; investing in foreign currency transactions; investing in repurchase agreements; acquiring when-issued securities; and lending Fund securities. SEE, "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, their risks and limitations, and the extent to which the Fund may pursue them.

                  PORTFOLIO MANAGER


                         The Intermediate-Term Fixed-Income  Fund is  co-managed
                  by Herbert Kuhl, Jr. and Deborah A. Modzelewski, Vice President of Retirement System Investors Inc. ("Investors"), who each play an important role in the Investment Fund's management process. They work closely together to develop investment strategies and select securities for the Investment Fund's portfolio. Mr. Kuhl, Jr. has been co-manager of the Investment Fund since its May 1991 inception, except during a period of retirement between November 1995 and March 1996. Ms. Modzelewski has been a co-manager since November 1995. Mr. Kuhl, Jr. joined Retirement System for Savings Institutions (predecessor to Investors) in April, 1986, with over 20 years of experience in managing credit research and fixed-income investments. Prior thereto, he was an investment officer at Savings Bank Trust Company, with responsibility for managing various banks' fixed-income investments. He is a graduate of Rhode Island University with a Bachelor of Science degree in Industrial Engineering and received a Master of Science degree in Finance from Columbia University. Mr. Kuhl, Jr. is a Chartered Financial Analyst. Ms. Modzelewski joined Retirement System in September 1984 and she has been responsible for money market investments and cash management for all investment funds managed by Investors and has handled the day to day portfolio management of the Fund's Money Market Fund and RSI Retirement Trust's Short-Term Investment Fund. A graduate of New York University, Ms. Modzelewski holds a Bachelor of Science degree in Finance and International Business. She also received a Master of Business Administration degree in Finance from St. John's University.


                  MONEY MARKET FUND

                  The Money Market Fund seeks as high a level of current interest income as is consistent with maintaining liquidity and stability of principal by investing in high quality, U.S. dollar-denominated money market instruments with maturities of one year or less. In pursuing this objective, the Fund may invest in a broad range of United States government, bank and commercial obligations that may be available in money markets. In addition, all portfolio investments must meet the definition of "Eligible Security" as set forth in Rule 2a-7 under the Investment Company Act of 1940. The following descriptions illustrate the types of high quality money market instruments in which the Fund may invest.

                         The  Fund may invest  in bills, notes,  bonds and other
                  obligations issued and backed by the full faith and credit of the United States Treasury, as well as obligations issued by agencies or instrumentalities of the United States government. These obligations may or may not be backed by the full faith and credit of the United States government. Certain agencies or instrumentalities of the United States government, such as the United States Postal Service and the Government National Mortgage Association, have the right to borrow from the United States Treasury to meet their obligations but in other instances obligations are supported only by the credit of the issuing agency (E.G., the Federal National Mortgage Association and the Federal Farm Credit System).

                         The   Fund   may   also   invest   in   United   States
                  dollar-denominated obligations of United States and foreign banks, including certificates of deposit, bankers' acceptances and time deposits. Securities of United States banks (including their foreign branches) are eligible if the
                  investment    manager   determines    the   institutions   are
                  creditworthy and: (i) if they are members of the Federal Reserve System; (ii) if they are subject to examination by the Comptroller of the Currency; (iii) if the banks have outstanding a class of unsecured debt obligations rated "AA" or better by a nationally recognized rating agency or, if unrated, of comparable quality as determined by the investment manager; or (iv) if, and to the extent, the instrument is insured by the Federal Deposit Insurance Corporation. It is the present policy of the Fund not to invest in time deposits subject to withdrawal penalties, other than overnight deposits, if more than 10% of the value of its total assets would be invested in such deposits or other illiquid securities.

                         The Fund may also invest in commercial paper rated  P-1
                  by Moody's Investors Services, Inc., and A-1 or better by Standard & Poor's Corporation, and in corporate bonds, debentures and notes that are callable on demand or that have a remaining maturity of less than one year and that are rated "AA" or better by a nationally recognized rating agency or, if unrated, are of comparable quality as determined by the investment manager. If the issuer also has outstanding short-term debt, it must have a commercial paper rating as noted above, or an "AA" rating (of the equivalent) for other short-term debt.

                  These corporate obligations may include variable amount master demand notes which are unsecured demand notes that permit investment of fluctuating amounts of money at variable rates of interest pursuant to arrangements with issuers which meet the foregoing quality criteria. Although there is no secondary market in master demand notes, the payee may demand payments of the principal amount of the note on relatively short notice. All master demand notes acquired by the Fund will be payable within a prescribed notice period not to exceed seven days.

                         The Fund may also enter into repurchase agreements with
                  respect to United States government securities. For a description of repurchase agreements, SEE, "Other Investment Policies and Risk Considerations -- Repurchase Agreements." United States government securities underlying such repurchase agreements may have maturities of greater than one year but the repurchase agreement itself must mature in less than one year. The Fund will not enter into a repurchase agreement with a maturity of greater than seven days if as a result more than 10% of the Fund's assets would be invested in illiquid securities, including all repurchase agreements with maturities of greater than seven days. The Fund may also acquire when-issued securities and lend Fund securities. SEE, "Other Investment Policies and Risk Considerations" for a description of these policies and strategies, their risks and limitations, and the extent to which the Fund may pursue them.

                         The  Fund will attempt to maintain a constant net asset
                  value per share of $1.00 by complying with applicable SEC requirements which include, among other things, certain quality and maturity restrictions. However, there can be no assurance that the Fund will be able to maintain a constant net asset value per share.

OTHER INVESTMENT POLICIES
AND RISK CONSIDERATIONS
                  Except as noted, each of the Investment Funds may employ the following investment policies and strategies.

                  CASH EQUIVALENTS

                  Cash equivalents include instruments that the Money Market Fund may purchase.

                  OPTIONS ON SECURITIES AND INDICES OF SECURITIES

                  Each Fund (other than the Money Market Fund) may purchase or sell (or write) exchange-traded options on securities or indices of securities and may enter into closing transactions with respect thereto. An option on a security gives the purchaser the right, in return for the payment of a premium, to acquire (in the case of a call option) or sell (in the case of a put option) the security at a specified price. Index options are similar but are settled by delivery of a cash payment based on the difference between the contract price and the value of the index at the time of maturity or termination of the contract.

                         A Fund may sell (or write)  a covered call option or  a
                  secured put option in order to earn premium income. Covered calls also, to the extent of the premium, provide a hedge against a decline in the value of a security or of securities generally. A Fund may acquire a call as a means of taking advantage of anticipated price increases or may acquire a put to protect against the possibility of a market decline.

                         The writer of a call surrenders during the term of  the
                  agreement the opportunity to benefit from appreciation above the contract price of the option and the writer of a put accepts the risk of a decline in market value. A Fund will not write an option if immediately after such sale the aggregate value of the obligations under the outstanding options would exceed 25% of such Fund's net assets. The risk incurred by an option purchaser is limited to the premium paid. The success of an option strategy may be limited by such factors as the ability of the investment manager to predict market trends accurately, the cost of the transaction, the depth and liquidity of the market on which the option is traded and the correlation between the market value of the option and the movement of the underlying security or index.

                  FUTURES TRANSACTIONS

                  In order to provide a measure of protection against losses due to such occurrences as stock market declines, increases in interest rates and adverse currency movements, the Funds may engage in a variety of hedging strategies. These strategies include, in addition to the use of options for hedging purposes as described above, investing in contracts to purchase or sell specified financial instruments at a date in the future, and investing in interest rate and stock index futures contracts and in their related options. The choice of appropriate strategies will be dictated by the types of securities in the particular Fund and the risks against which the investment manager believes the Fund should be protected. As discussed below, there can be no assurance that any of these strategies will be entirely effective and each has inherent costs, risks and limitations.

                         A  futures contract  on a  specific security  gives the
                  seller the obligation to deliver, and the purchaser the obligation to accept delivery of, the amount of the security specified in the contract at a specified time in the future for a specified price. An index future is similar except that settlement is accomplished by the delivery of an amount of cash equal to a specified dollar amount times the difference between the value of the relevant index and the price specified in the contract. Options on futures give the purchaser the right, in return for the premium paid, to assume a long or short position in a futures contract.

                         A Fund  may purchase  or sell  (or write)  futures  and
                  their related options only for hedging purposes, consistent with applicable regulatory requirements. In addition, a Fund may not enter into any such transaction if, immediately thereafter, (i) more than 25% of the value of the Fund's total assets would be so invested, or (ii) the amount committed to initial margin plus the amount paid for premiums for unexpired options on futures contracts exceeds 5% of the value of the Fund's total assets, after taking into account unrealized gains and unrealized losses on such contracts, excluding the amount by which any option is "in-the-money." The success of a strategy employing futures and their related options may be limited by factors such as the ability of the investment manager to predict market and interest rate trends accurately, the cost of the transaction, the depth and liquidity of the relevant market and the degree of correlation between the prices of the futures contracts or related options and the market for the underlying medium.

                  FOREIGN SECURITIES

                  All Funds may invest in foreign securities but, with the exception of the International Equity Fund, are limited in the percentages of their respective assets that may be so invested. The Core Equity, Emerging

                  Growth Equity and Value Equity Funds may each invest up to 20% of their total assets in foreign securities, while the Actively Managed Fixed-Income, Intermediate-Term Fixed-Income and Money Market Funds are limited to 10%. The Money Market Fund may invest only in dollar-denominated securities. A Fund's investment manager will use the same criteria for selecting investments in foreign securities that it uses for United States securities.


                         The Funds purchasing these securities may be subject to
                  additional risks associated with the holding of property abroad. Such risks include future political and economic developments, currency fluctuations, the possible withholding of tax payments, the possible seizure or nationalization of foreign assets, the possible establishment of exchange
                  controls  or  the   adoption  of   other  foreign   government
                  restrictions which might adversely affect the payment of principal or interest on foreign securities held by the Funds.

                  FOREIGN CURRENCY TRANSACTIONS

                  A change in the value of a foreign currency relative to the United States dollar will result in a corresponding change in the United States dollar value of a Fund's assets denominated in that currency. Accordingly, the value of such assets as measured in United States dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. In addition, a Fund may incur costs in connection with conversions between various currencies. In order to protect against uncertainty in the level of future foreign exchange rates, the Funds (other than the Money Market Fund) are authorized to use forward foreign currency exchange contracts which are obligations to purchase or sell a specific currency at a future date at a price set at the time of the contract, as well as currency futures contracts and related options. SEE, "Other Investment Policies and Risk Considerations -- Futures Transactions."

                         A Fund may use  forward contracts, futures and  related
                  options only under two circumstances. First, when a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the United States dollar price of the security. Second, when an investment manager of a Fund believes that the currency of a particular foreign country may experience a substantial decline against the United States dollar, it may enter into a forward contract to sell an amount of foreign currency approximating the value of up to all of the Fund's securities denominated in such foreign currency, or may set up a similar hedge using a currency future or a related option. Such transactions may also be used to protect a portion of the Fund that is denominated in a foreign currency against an adverse movement in the value of that currency relative to other currencies. No Fund will enter into such forward contracts if, as a result, such Fund would have more than 25% of the value of its total assets committed to such contracts.

                         It  will not  generally be possible  to match precisely
                  the amount covered by a forward contract, a futures contract or related option and the value of the securities involved due to changes in the values of such securities resulting from market movements between the date the transaction is entered into and the date it matures. In addition, while such transactions may offer protection from losses resulting from declines in the value of a particular foreign currency, they also limit potential gains which might result from increases in the value of such currency.

                  REPURCHASE AGREEMENTS

                  Each Fund may enter into repurchase agreements with broker-dealers or financial institutions deemed creditworthy under guidelines approved by the Board of Directors of the Fund. A repurchase agreement is a short-term investment in which the purchaser acquires ownership of a debt security, which in the case of each Fund will be securities issued or guaranteed by the United States government or its agencies or instrumentalities, and the seller agrees to repurchase the obligation at a future time and set price, usually not more than seven days from the date of purchase, thereby determining the yield during the purchaser's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the obligation, including the interest factor.

                  REVERSE REPURCHASE AGREEMENTS

                  Each Fund may enter into reverse repurchase agreements with broker-dealers or financial institutions deemed creditworthy under guidelines approved by the Board of Directors of the Fund. Such agreements involve the sale of securities held by the Fund pursuant to the Fund's agreement to repurchase the securities at an agreed-upon date and price reflecting a market rate of interest. Reverse repurchase agreements are considered to be borrowings by the Fund and may be entered only when the investment manager believes a Fund's earnings from the transaction will exceed the interest expense incurred.

                  WHEN-ISSUED SECURITIES

                  A Fund may purchase securities at the current market value of the securities on a forward commitment basis. "When-issued" securities are securities which have not been issued at the time they are purchased and thus delivery of and payment for these securities may be delayed for several weeks or more, as compared to the timing of a normal settlement. A Fund will ordinarily invest no more than 25% of its net assets at any time in when-issued securities. While the Fund will purchase securities on a forward commitment basis only with the intention of acquiring the securities, the Fund may sell the securities before the settlement date. When-issued securities are subject to market fluctuation, and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Because subsequent changes in the market price will affect the value of the security to be delivered, the purchase of when-issued securities creates the potential for profit or loss to the Fund without any investment of Fund assets at the time of commitment.

                  LENDING FUND SECURITIES

                  A Fund may lend portfolio securities in an amount up to 50% of its total assets to creditworthy broker-dealers and financial institutions. By lending its portfolio securities, a Fund attempts to increase its income through the receipt of interest on the loan. Any such loan will be continuously secured by collateral consisting of cash or United States government securities in an amount at least equal to the value of the securities loaned. If the borrower were to default on its obligation to return the securities, the Fund could experience loss due to delay in liquidating the collateral and to adverse market action.

INVESTMENT RESTRICTIONS
                  The investment policies of the respective Funds are subject to a number of restrictions which reflect both self-imposed standards and Federal and state regulatory limitations. The investment restrictions recited below are matters of fundamental policy and may not be changed without the affirmative vote of a majority of the outstanding shares of the Fund. Accordingly, each Fund will not:

                               (1)Concentrate 25% or more of its total assets in
                                  securities of issuers in any one industry (for
                      this purpose the United States Government, its agencies and instrumentalities are not considered an industry);

                               (2)With  respect  to  75%  of  its  total assets,
                                  invest more than 5% of its total assets in the
                      securities of any single issuer (for this purpose the United States Government, its agencies and instrumentalities are not considered a single issuer);

                               (3)Borrow   money,  except  for  (i)  short  term
                                  credits from banks as may be necessary for the
                      clearance of portfolio transactions, (ii) borrowing from banks to meet redemption requests, which would otherwise require untimely disposition of its portfolio securities, and (iii) borrowing from banks for any other temporary or emergency situation that could arise. Borrowing for any purpose, in the aggregate by any Investment Fund, may not exceed 5% of the value of the total assets of that Investment Fund;

                               (4)Pledge,  mortgage or hypothecate the assets of
                                  any Investment Fund to any extent greater than
                      10% of the value of the total assets of that Investment Fund; or

                               (5)Invest  more than  10% of its  total assets in
                                  illiquid  securities,   including   repurchase
                      agreements with maturities greater than seven days.

                         The   Funds   are   subject   to   further   investment
                  restrictions that are set forth in the Statement of Additional Information.

PERFORMANCE INFORMATION
                  From time to time, the Fund may advertise total return and yield data of the various Investment Funds over specified periods. Such information is based on historical results and is not intended to indicate future performance of the Investment Funds. Both total return and yield data will be computed according to the standardized calculations required by the Securities and Exchange Commission to provide consistency and comparability in investment company advertising. Advertisements may also include other measures of total returns as permitted by rules of the Securities and Exchange Commission.

                         Total  return  shows  the  change in  the  value  of an
                  investment in a Fund over a specified period of time (such as one, three, five or ten years), assuming reinvestment of all dividends and distributions and after deduction of all applicable charges and expenses. The Fund's average annual total return represents the annual compounded growth rate that would produce the total return achieved over the period. The performance information reported by the Fund does not take into account any Federal or state income taxes that may be payable by an investor.

                         The "yield" of a Fund refers to the income generated by
                  an investment in a Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized."

                  That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in a Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

                         The  performance of  a Fund,  as well  as the composite
                  performance of all  fixed-income funds and  all equity  funds,
                  may   be  compared  to  data  prepared  by  Lipper  Analytical
                  Services, Inc., CDA Investment Technologies, Inc., Morningstar, Inc., the Donoghue Organization, Inc. or other independent services which monitor the performance of investment companies, and may be quoted in advertising in terms of their rankings in each applicable universe. In addition, the Fund may use performance data reported in financial and industry publications, including Barron's, Business Week, Forbes, Investor's Daily, IBC/Donoghue's Money Fund Report, Money Magazine, The Wall Street Journal and USA Today.


                         The  Funds' annual portfolio  turnover rate (the lesser
                  of the value of the purchases or sales for the year divided by the average monthly market value of the respective portfolio during the year, excluding United States government securities and securities with maturities of one year or less) may vary from year to year, as well as within a year, depending on market conditions. A high level of portfolio turnover may generate relatively high transaction costs and may increase the amount of taxes payable by the Fund's Shareholders. (SEE, "Distributions and Taxes.") For the fiscal years ended
                  September 30, 1995 and September 30, 1996, the portfolio turnover rate for the Core Equity Fund was 25.49% and 18.08%, respectively, the Emerging Growth Equity Fund was 84.05% and 77.94%, respectively, and the Intermediate-Term Fixed-Income Fund was 8.50% and 39.69%, respectively. The Fund anticipates that the annual portfolio turnover rate of each of the Value Equity Fund and International Equity Fund will not exceed 100%, and the annual portfolio turnover rate of the Actively Managed Fixed-Income Fund will not exceed 200% in the fiscal year ending September 30, 1997.


HOW TO INVEST IN THE FUND
                  PURCHASE OF FUND SHARES


                  The Fund offers its shares to the public without a sales load on a continuous basis through its distributor, Retirement System Distributors Inc., P.O. Box 2064, Grand Central Station, New York, New York 10163-2064 (the "Distributor"). SEE, "Distributor." Shares are also available through broker-dealers that have entered into dealer agreements and through financial institutions that provide shareholder services to their customers. Financial Institutions may impose separate fees in connection with these services and investors should review this prospectus in conjunction with any such institution's fee schedule. In addition, financial institutions may be required to register as dealers pursuant to state securities laws. Such broker-dealers are responsible for the transmission of purchase and redemption orders (and the delivery of funds) on a timely basis.



                         Purchases are effected at the net asset value per share
                  next determined after receipt at the Fund's offices of a properly completed purchase order. Persons who desire to make an initial investment in the Fund should fill out an Initial Purchase Order Form and mail it to the Fund together with a check payable to Retirement System Fund Inc. Orders are subject to acceptance by the Fund and in any event are not accepted unless accompanied by payment. The minimum initial investment is

                  $2,500 and the minimum subsequent investment in the Fund is $250, except as provided below for "Periodic Purchases" and "Payroll Deductions." Minimums are not applicable for investments in non-qualified retirement plans or Individual Retirement Accounts. Investors wishing to purchase securities by means of wire transfer should contact the Distributor.



                         Purchase orders submitted for tax-qualified  retirement
                  plans or other retirement arrangements which are not properly completed will be directed to Retirement System Consultants Inc. (the "Service Company") for clarification. The Service Company will promptly ascertain the information necessary to properly complete the purchase order and forward the purchase order to the Fund. If such purchase orders are transmitted to the Fund in proper form by 4:00 P.M., Eastern Time, the purchase will be effected at the net asset value determined as of the close of business on that day. Otherwise, such purchase order will be based on the next determined net asset value.


                         All purchasers will receive a Confirmation Notice  from
                  the Fund which sets forth the amount invested, the purchase price per share, the number of shares and fractional share credits purchased and held in account after the transaction, and the identifying number of the account.

                         Net asset value is  determined as of  the close of  the
                  New York Stock Exchange, currently 4:00 P.M., Eastern Time, on each day the Exchange is open, by adding the value of all the assets of a Fund, subtracting liabilities, and dividing by the number of shares outstanding. Securities are valued at their market prices where possible. Listed equity securities are valued at the closing price on the primary exchange for each such security and NASDAQ quoted securities are valued at the last current bid price. Debt securities are valued based on quotes obtained from market makers. Securities may be valued based on prices obtained from a pricing service where approved by the Board of Directors. All securities of the Money Market Fund and, for the other Funds, debt securities with remaining maturities of 60 days or less, are valued on the basis of amortized cost.

                  PERIODIC PURCHASES

                  Regular periodic purchases of Fund shares may be beneficial to investors. The Fund therefore makes available an arrangement under which shareholders may state their intentions to make periodic purchases of Fund shares in specified amounts. A shareholder may indicate in the place provided on the Initial Purchase Order Form the frequency (monthly or quarterly) and amount (minimum amount $200 if monthly and $600 if quarterly) of such intended periodic purchases. There is no obligation on the part of the shareholder to make the intended periodic purchases of Fund shares indicated on the Initial Purchase Order Form.

                  PAYROLL DEDUCTIONS


                  Purchases of Fund shares may be available to certain investors by means of payroll deductions if their employer has made arrangements with the Distributor. Employers who have made payroll deduction arrangements available will forward funds for purchase of shares to the Fund at least monthly (unless deductions are made less frequently) on behalf of the shareholder and make appropriate forms available to their employees. The minimum investment in the Fund per periodic payroll deduction is $25. Confirmation Notices of purchases made by payroll deduction are sent to the employee. Shareholders participating in payroll deduction arrangements may also purchase shares by means of direct orders.

                  EXCHANGES


                  Shares in any Investment Fund may be exchanged without cost for shares in any other Investment Fund. Shareholders may submit their shares for exchange on any day that the New York Stock Exchange is open and properly completed Exchange Request Forms will be effected at the respective net asset values of the shares involved next determined after the receipt of such request by the Fund. Exchange Request Forms must be submitted to the Fund at its offices in writing and must be signed in exactly the same manner in which the shares are registered. Exchange Request Forms submitted for tax-qualified retirement plans or other retirement arrangements which are not properly completed will be directed to the Service Company for clarification. If such Exchange Request Forms are transmitted to the Fund in proper form by 4:00 P.M., Eastern Time, the exchange will be effected at the respective net asset values of the shares involved determined as of the close of business on that day. Otherwise, such redemption will be based on the next determined net asset value. The Fund may modify or terminate this exchange privilege at any time upon sixty-days written notice to shareholders.


REDEMPTION
OF SHARES

                  Shareholders may submit their shares for redemption on any day that the New York Stock Exchange is open and a properly completed Redemption Request Form will be effected at the net asset value per share next determined after the receipt of such request by the Fund. Redemption Request Forms must be submitted to the Fund at its offices in writing and must be signed in exactly the same manner in which the shares are registered. The signature(s) must be guaranteed by a bank or trust company (including a savings bank) or a member of a national securities exchange if the redemption exceeds $25,000. Redemption Request Forms submitted for tax-qualified retirement plans or other retirement arrangements which are not properly completed will be directed to the Service Company for clarification. The Service Company will promptly ascertain the information necessary to properly complete the Redemption Request Form and forward the request to the Fund. If such Redemption Request Forms are transmitted to the Fund in proper form by 4:00 P.M., Eastern Time, the redemption will be effected at the net asset value determined as of the close of business on that day. Otherwise, such redemption will be based on the next determined net asset value.


                         Payments for  redeemed shares  will be  made by  check,
                  unless arrangements have been made in advance for payment by wire transfer, not later than seven days after receipt of written redemption requests in proper form. Dividends payable up to the date of the redemption of shares will be paid on the next dividend payable date. If all shares in an account have been redeemed on a dividend payable date, the dividend will be remitted by check to the former shareholder, except that, in the case of the Money Market Fund, shareholders who redeem all shares in their accounts will receive all dividends to which they are entitled along with the proceeds of the redemption. The Fund reserves the right to redeem shareholder accounts amounting to less than $250 upon 60 days' notice; provided, however, that the Fund will not redeem any account which falls below the minimum account size solely as a result of a decline in the net asset value of a Fund.

DISTRIBUTIONS AND TAXES
                  DIVIDENDS AND DISTRIBUTIONS

                  It is the policy of each Fund to distribute to shareholders substantially all of its taxable net investment income (consisting of dividend and interest income and the excess, if any, of net short-term capital gains over net long-term capital losses) in the form of periodic dividends. Each of the Core Equity Fund, the Emerging Growth Equity Fund, the Value Equity Fund and the International Equity Fund will generally declare and distribute dividends from its net investment income on an annual basis. The Actively Managed Fixed-Income Fund and the Intermediate-Term Fixed-Income Fund will generally declare and distribute dividends from net investment income on a monthly basis. The net investment income of the Money Market Fund is declared daily (and distributed monthly on the first day of each month) as a dividend to the Fund's shareholders. Each Fund anticipates that it will distribute substantially all of its "net capital gain" income (the excess of net long-term capital gains over net short-term capital losses) for each taxable year as a capital gains distribution.

                         Unless  the  shareholder elects  otherwise,  all income
                  dividends and net capital gains distributions, if any, will be reinvested in additional shares at the then net asset value per share on the payment date. However, shareholders may elect a cash distribution by notifying the Fund at least seven days before the next date on which dividends or distributions will be paid.

                  TAX TREATMENT OF DIVIDENDS AND DISTRIBUTIONS

                  The following summary of certain federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the federal, state or local income tax treatment of any Fund or its shareholders. Accordingly, shareholders are urged to consult their tax advisers regarding specific questions as to federal, state and local taxes.

                  TAX STATUS OF THE FUNDS


                  Each Investment Fund is treated as a separate entity for federal income tax purposes and is not combined with the other Funds. Each Fund expects to be taxed as a regulated investment company under Subchapter M of the Code. So long as a Fund qualifies for this tax treatment, the Fund will be relieved of United States federal income tax on amounts distributed to shareholders, but shareholders will, unless otherwise exempt, pay income or capital gains taxes on the amounts so distributed, regardless of whether such distributions are paid in cash or reinvested in additional shares. Each Fund will send written notices to shareholders annually regarding the tax status of all distributions.



                         Distributions from a Fund out of net capital gains (net
                  long-term capital gains less net short-term capital losses), if any, are taxed to shareholders as long-term capital gains, regardless of how long a shareholder has held such shares. All other income distributions are taxed to the shareholders as ordinary income. Ordinarily, shareholders will include all dividends declared by a Fund as income in the year of payment. However, dividends declared in October, November or December of any year, payable to shareholders of record on a specified date in such a month, will be deemed to have been received by the shareholders and paid by the Fund on December 31 of such year, if such dividends are paid during January of the following year.

                         Capital gains distributions received from any Fund  and
                  ordinary income dividends received from the Actively Managed Fixed-Income Fund, the Intermediate-Term Fixed-Income Fund, or the Money Market Fund will not qualify for the dividends-received deduction generally available to corporate taxpayers. Dividends received from the International Equity Fund will qualify for the dividends-received deduction only to the extent they are attributable to dividends the Fund receives from domestic corporations. Shareholders will be advised annually of the federal income tax status of distributions made during the year.


                         Investors  should  be  careful  to  consider  the   tax
                  implications of buying shares just prior to a distribution. The price of shares purchased at that time may reflect the amount of the forthcoming distribution. Those purchasing just prior to a distribution will nevertheless be taxable on the entire amount of the distribution received.

                         The  sale, redemption or  exchange of Fund  shares is a
                  taxable event to the shareholder.

                         Investment income received by the International  Equity
                  Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source. To the extent that the International Equity Fund is liable for foreign income taxes so withheld, the Fund intends to operate so as to meet the requirements of the Code to pass through to the Fund's shareholders credits for foreign income taxes paid. If the International Equity Fund does so qualify, shareholders will be deemed to have received a dividend for their pro rata share of the foreign taxes paid by the Fund and will be deemed to have paid such amounts as foreign taxes. Although the International Equity Fund intends to meet the requirements of the Code to pass through such taxes, there can be no assurance that the Fund will be able to do so.

                         A 4% non-deductible Federal excise tax is imposed on  a
                  regulated investment company that fails to distribute before the end of each calendar year substantially all of its ordinary taxable income for the calendar year and capital gain net income for the one-year period ending October 31 of such year, plus certain other amounts. Each Fund intends to make sufficient distributions of its ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for this excise tax. The sale, exchange, or redemption of an Investment Fund's shares is a taxable event for the shareholder.


                         The  Fund may be required to  withhold and remit to the
                  U.S. Treasury, 31% of any taxable dividends, capital gain distributions and redemption proceeds paid to any individual or certain other non-corporate shareholder (1) who has failed to provide a correct taxpayer identification number (generally an individual's social security number or non-individual's employer identification number) on the purchase application,
                  (2) who is subject to backup withholding by the Internal Revenue Service, or (3) who has not certified to the Fund that such shareholder is not subject to backup withholding. This backup withholding is not an additional tax, and any amounts withheld may be credited against the shareholder's ultimate U.S. tax liability.


                         Future  legislative changes  may materially  affect the
                  tax consequences of investing in the Fund. Shareholders are also urged to consult with their tax advisors concerning the application of United States state and local income taxes to investments in the Fund, which may differ from the United States Federal income tax consequences described above.

MANAGEMENT
OF THE FUND
                  The overall business affairs of the Fund are managed by its Board of Directors. The Board approves all significant agreements between the Fund or any Investment Fund and persons or companies furnishing services thereto, including all agreements for the provision of investment advisory, distribution, administrative, custody and transfer agent services. One Director and all the officers of the Fund are officers or employees of Retirement System Group Inc., the parent company of Retirement System Investors Inc., the investment advisor of each Investment Fund and the investment manager of certain Investment Funds, the Distributor, and Retirement System Consultants Inc., the Fund's administrator.


                         The Board of Directors of the Fund met and  unanimously
                  approved a proposed tax free reorganization (the "Reorganization") between the Fund and The Enterprise Group of Funds, Inc. ("Enterprise"). As a result of the Reorganization, the Fund will transfer the assets of its portfolios to corresponding Enterprise portfolios in return for assumption by each such Enterprise portfolio of the stated liabilities of the corresponding Fund portfolio and issuance of shares of the Enterprise portfolio. The portfolios of the Fund will then distribute the Enterprise shares received. A Special Meeting of shareholders will be called so that they will have an opportunity to vote upon the proposed reorganization.


                  INVESTMENT ADVISORY SERVICES

                  Retirement System Investors Inc. (the "Investment Advisor") is the investment advisor to each Investment Fund. As further described below, certain Investment Funds have engaged independent investment managers to make and effect decisions on buying and selling portfolio securities. The Investment Advisor acts as investment manager to the remaining Funds and, in the case of all Investment Funds, exercises general oversight with respect to portfolio management and reports to the Board of Directors with respect thereto.

                         The  Investment Advisor  is a  subsidiary of Retirement
                  System Group Inc. ("Group"), a company formed as part of a reorganization, effective August 1, 1990, that externalized the management functions of RSI Retirement Trust (the "Trust"), an open-end diversified management investment company designed exclusively for the investment of funds held in certain tax-exempt trusts. The Trust has six portfolios that have investment objectives and policies that are substantially the same as those of the Investment Funds, as well as two portfolios that have specialized functions. In connection with the reorganization, the Investment Advisor assumed those investment management functions for the Trust that had previously been performed by employees of the Trust.


                         As of December 31, 1996, the Investment Advisor managed
                  assets of $558,252,410.


                         For its services, the Investment Advisor is entitled to
                  receive a fee, calculated daily and paid monthly, based on a percentage of the average annual net assets of the respective Investment Funds.

                  The specific percentages for the Investment Funds or, in the case of the Actively Managed Fixed-Income Fund, the portion of such Investment Fund for which the Investment Advisor acts as investment manager, are set forth in the following table.

                                                                FEE (% OF
INVESTMENT FUND                                            AVERAGE NET ASSETS)
--------------------------------------------------------  ---------------------

Core Equity Fund
      First $50 million.................................              .60
      Next $150 million.................................              .50
      Over $200 million.................................              .40

Actively Managed Fixed-Income Fund
      First $50 million.................................              .40
      Next $100 million.................................              .30
      Over $150 million.................................              .20

Intermediate-Term Fixed-Income Fund
      First $50 million.................................              .40
      Next $100 million.................................              .30
      Over $150 million.................................              .20

Money Market Fund
      First $50 million.................................              .25
      Over $50 million..................................              .20

                         In  addition,  the  Investment Advisor  is  entitled to
                  receive a fee based on a percentage of the average annual net assets of the respective Investment Funds (or portion thereof) for which it does not act as investment manager, which fee shall be an amount equal to the sum of (i) .20% of total assets of the applicable Fund, and (ii) the fee to which the investment manager of the applicable Fund is entitled (payable as provided below), calculated in the manner described below with respect to the investment manager's fees for each such Investment Fund. While the management fees paid by the Emerging Growth Equity Fund, the Value Equity Fund and the International Equity Fund are higher than the fees paid by most other investment companies, the Fund's management believes that the fees are comparable to, and in some cases lower than, the fees paid by other investment companies with similar objectives and policies.

                         With respect  to the  Investment  Funds for  which  the
                  Investment Advisor does not act as investment manager, the Investment Advisor has agreed to waive payment of the portion of the investment advisory fees in an amount equal to .20% of the total assets during the first year of the Fund's operations, and intends thereafter to waive payment of such amount if necessary to maintain a competitive expense ratio or to assure that the Fund's expense ratios comply with regulations in various states where Fund shares are qualified for sale.

                         For investment  advisory services  to the  Core  Equity
                  Fund, Intermediate-Term Fixed-Income Fund and Money Market Fund, respectively, for the fiscal year ended September 30, 1996, the Investment Advisor waived all fees due it under its investment advisory agreement with the Fund. In addition, the Investment Advisor together with the Distributor and Service Company reimbursed expenses in the amount of $75,067, $56,361 and $47,155, respectively, for the foregoing three Investment Funds, and $64,413 for the Emerging Growth Equity Fund. See, the fourth paragraph under "Administrator".



                         For investment advisory services to the Emerging Growth
                  Equity Fund for the fiscal year ended September 30, 1996, the Investment Advisor received fees (net of fee waivers) equal to 1% of such Investment Fund's average net assets and paid all of such fees to The Putnam Advisory Company, Inc. as compensation as an independent investment manager.


                         The  following table lists the investment managers that
                  have been selected for the various Investment Funds and the approximate percentage of such Fund allocated to each manager. No Investment Manager has been selected for the Value Equity Fund, International Equity Fund and Actively Managed Fixed-Income Fund which are not presently offered.

Core Equity Fund........................  Retirement System Investors Inc. (100%)
Emerging Growth Equity Fund.............  The Putnam Advisory Company, Inc. (100%)
Value Equity Fund.......................  No Investment Manager selected
International Equity Fund...............  No Investment Manager selected
Actively Managed Fixed-Income Fund......  No Investment Manager selected
Intermediate-Term Fixed-Income Fund.....  Retirement System Investors Inc. (100%)
Money Market Fund.......................  Retirement System Investors Inc. (100%)

                         Each  investment  manager  is  also  a  manager  of the
                  corresponding portfolio of the Trust and each such manager's fee is calculated as a percentage of assets based on the combined assets of the portion of the Investment Fund and the corresponding portfolio of the Trust under management of such investment manager, which percentage is then applied with respect to both the Fund and the Trust in determining the manager's compensation. Accordingly, references to "total assets" in the description of the respective investment managers' fees as set forth below are to the combined Fund and Trust assets allocated to such investment manager.

                         The following  is a  brief  description of  the  Fund's
                  investment manager (other than the Investment Advisor) and the compensation it is entitled to receive from the Investment
                  Advisor:

                         The Putnam Advisory Company, Inc. ("Putnam"), One  Post
                  Office Square, Boston, Massachusetts 02109, was formed in 1968 to manage domestic and foreign institutional separately managed accounts for its parent company, Putnam Investments Inc., One Post Office Square, Boston, Massachusetts 02109. Putnam Investments Inc. is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036, a publicly owned holding company, whose principal businesses are international insurance and reinsurance brokerage, employee benefit consulting and investment management. The Putnam organization has been managing money since 1937 with the inception of The George Putnam Fund of Boston. Putnam's annual fee is 1% of the total assets up to and including $25 million, and .75% of the total assets in excess of $25 million (provided that the assets of the Emerging Growth Equity Fund shall be assessed a fee of .25% until the assets of such Investment Fund equals at least $500,000), calculated quarterly on the basis of the average asset value as of the last day of each month of each calendar quarter, equal to one-fourth of the annual rate. For the fiscal year ended September 30, 1996, the Investment Advisor paid Putnam a fee equal to 1% of the Emerging Growth Equity Fund average asset value.



                         Putnam  has  resigned  as  investment  manager  to  the
                  Emerging Growth Equity Fund effective March 31, 1997. The Board of Directors of the Fund has not finalized the selection of a successor investment manager.



                         The  Fund's agreements with  the Investment Advisor and
                  with each investment manager had an initial term of two years. These agreements may be continued from year to year after the initial term by the Board of Directors or the shareholders. These were most recently approved as provided in the Investment Company Act of 1940, on January 25, 1996. Each such agreement is subject to termination on no more than 60 days' notice by the Board of Directors or the shareholders and, in the case of the investment managers, by the Investment
                  Advisor. In addition, each such agreement terminates automatically in the case of its assignment.


DISTRIBUTOR
                  The Fund and the Distributor have entered into a Distribution Agreement pursuant to which the Distributor will distribute and promote the sale of shares of the Investment Funds. The Distributor is a subsidiary of Retirement System Group Inc. and was established as part of the reorganization described under "Management of the Fund -- Investment Advisory Services." The Distribution Agreement, which had an initial term of two years, may be continued from year to year after its initial term by the Board of Directors or by the shareholders of the Fund. The Agreement is subject to termination on no more than 60 days notice by the Board of Directors or the shareholders. In addition, the Distribution Agreement terminates automatically in case of its assignment.


                         Each Investment Fund has adopted a Plan of Distribution
                  under which payments are made to the Distributor to compensate the Distributor and to help defray the cost of offering shares. Under the Plan, the Distributor may make payments to broker-dealers that sell shares to their customers and provide certain related services (for example, acceptance and delivery of purchase orders and redemption orders and responding to shareholder inquiries) and to banks and other financial institutions that enter into agreements with the Fund to provide shareholder services (including processing purchase orders, redemption orders and dividend payments, forwarding shareholder reports, responding to inquiries and providing subaccounting services) to their customers. The maximum amount payable under the Plan is equal to .25% of the average daily net assets of a Fund but the Distributor currently voluntarily limits such expenditures to .20% of average daily net assets. The Plan does not provide for any charges to a Fund for excess amounts expended by the Distributor and, if the Plan is terminated, the obligation of the Fund to make payments to the Distributor will cease and the Fund will not be required to make any payments thereafter. If the Distributor's costs in connection with its distribution services to a Fund are less than .20% of net assets, the Distributor may nevertheless retain the difference. If the Distributor's costs exceed .20% of net assets, the Distributor will assume the difference and will not be reimbursed therefore. For the fiscal year ended September 30, 1996, the Distributor received from the Fund (net of fee waivers) a fee equal to .20% of average daily net assets.

ADMINISTRATOR
                  The Service Company has entered into a Service Agreement with the Fund to provide each Investment Fund with the general administrative and related services necessary to carry on the affairs of the Investment Funds, including transfer agent and registrar services. The Service Company is a subsidiary of Retirement System Group Inc. and was established as part of the reorganization described under "Management of the Fund -- Investment Advisory Services."

                         On October 27, 1994, the Board of Directors of the Fund
                  approved continuance of an amended Service Agreement with the Service Company, effective January 28, 1995. Under the amended Service Agreement, the Service Company is paid a fee for its services as of the last day of each month such Service Agreement is in effect, at the following annual rates, based on the average daily net assets of each of the Fund's Investment Funds for such month:

                                                      FEE (% OF AVERAGE
NET ASSETS OF INVESTMENT FUND                         DAILY NET ASSETS)
---------------------------------------------------  --------------------
First $25 million..................................             .60%
Next $25 million...................................             .50%
Next $25 million...................................             .40%
Next $25 million...................................             .30%
Over $100 Million..................................             .20%


                         The  Service Company has agreed to waive payment of its
                  fee and to reimburse the Fund during the fiscal year ended September 30, 1997 and intends thereafter to waive payment of its fee and to reimburse the Fund to the extent necessary to maintain a competitive expense ratio or to assure that the Funds' expense ratios comply with regulations in various states where Fund shares are qualified for sale.



                         For  the  fiscal  year ended  September  30,  1996, the
                  Service Company, the Distributor and Investment Advisor reimbursed expenses of the Core Equity Fund, Emerging Growth Equity Fund, Intermediate-Term Fixed-Income Fund and Money Market Fund amounting to $75,067, $64,413, $56,361 and $47,155, respectively.



                         The amended  Service Agreement  may be  continued  from
                  year-to-year after its initial term of two years by the Board of Directors or by shareholders. The Agreement is subject to termination on no more than 60 days' notice by the Board or by shareholders and terminates automatically in case of its assignment. The Fund will pay, or reimburse the Service Company for the payment of the Fund's expenses, including, without limitation, the following: (i) fees and expenses relating to investment advisory, distribution and custody services; (ii) fees of outside professionals, including legal counsel and independent auditors; (iii) interest charges; (iv) Federal, state and local taxes, if any; (v) costs of stock certificates and other expenses of issuing and redeeming shares; (vi) costs of shareholder meetings; (vii) fees and expenses of registering or qualifying shares for sale under Federal and state securities laws; (viii) costs (including postage) of printing and mailing prospectuses, proxy statements and other reports and notices to shareholders and to governmental agencies (other than in connection with promoting the sale of shares to prospective new investors);
                  (ix) premiums on all insurance and fidelity, surety and guarantee bonds; (x) fees and expenses of the Fund's disinterested directors; (xi) fees and expenses paid to any securities pricing service; (xii) commissions and other costs in connection with securities transactions; and (xiii) extraordinary expenses, including any litigation costs.

GENERAL INFORMATION
                  DESCRIPTION OF SHARES

                  The Fund, an open-end diversified management investment company, was organized under the laws of the State of Maryland on November 14, 1990. The Fund is authorized to issue two billion shares of capital stock, par value $.001 per share, all of which shares are designated common stock. When issued, the shares will be fully paid and non-assessable. Each share has one vote and will be entitled to dividends and distributions when and if declared by the Fund. In the event of liquidation and dissolution of the Fund, each share would be entitled to its pro rata portion of the Fund's assets after all debts and expenses have been paid. The Board of Directors of the Fund is authorized to establish multiple series of shares of capital stock, each evidencing interest in a separate Fund of securities. At present Retirement System Fund Inc. has seven such Funds.


                         The name and address of the beneficial holder of 25% or
                  more of the total Fund's outstanding shares, and the percentage of such shares owned by such shareholder as of December 31, 1996 are as follows: ALBANK, FSB, 10 North Pearl Street, Albany, New York 12207, 27.05%. ALBANK, FSB has voting power with respect to such shares. Consequently, under the Investment Company Act of 1940, the shareholder may be deemed to be a controlling person of the Fund. The shares held by such shareholder are, to the best of the Fund's knowledge, held for investment purposes only, and not to exercise any influence over Fund policies.


                  ANNUAL MEETINGS

                  Unless required under applicable Maryland law, the Fund does not expect to hold annual meetings of shareholders after the initial meeting, which was held during the Fund's first full year on May 5, 1992. However, shareholders of the Fund retain the right, under certain circumstances, to request that a meeting of shareholders be held and, if such a request is made, the Fund will assist with the shareholder communications in connection with the meeting.

                  REPORTS

                  The Fund furnishes shareholders with semi-annual reports containing information about the Fund and its operations, including a list of investments held by the respective Investment Funds, and financial statements.

                  SHAREHOLDER INQUIRIES

                  Shareholders with inquiries concerning their shares should call (800) 772-3615 or write to the Fund.

                  CUSTODIAN

                  Custodial Trust Company, 101 Carnegie Center, Princeton, New Jersey 08540-6231, acts as custodian of the assets of the Fund.

                  COUNSEL AND AUDITORS

                  Morgan, Lewis & Bockius, LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103-6993, acts as counsel for the Fund and has rendered its opinion as to certain legal matters regarding the validity of shares offered pursuant to this prospectus. McGladrey & Pullen, LLP, 555 Fifth Avenue, New York, New York 10017, has been selected as auditors of the Fund.

APPENDIX
                  Description of Moody's Investors Service, Inc.'s long-term ratings of A or better:

                             Aaa -- Bonds which are  rated Aaa are judged to  be
                      of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                             Aa -- Bonds which are rated Aa are judged to be  of
                      high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

                             A -- Bonds which are rated A possess many favorable
                      investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

                  Description of Standard & Poor's Rating Group's corporate debt ratings of A or better:

                             AAA --  Debt  rated  AAA  has  the  highest  rating
                      assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

                             AA -- Debt rated AA  has a very strong capacity  to
                      pay interest and repay principal and differs from the highest rated issues only in small degree.

                             A --  Debt rated  A has  a strong  capacity to  pay
                      interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

                  Description of Fitch Investors Service, Inc.'s corporate debt ratings of A or better:

                             AAA  --  AAA  rated  bonds  are  considered  to  be
                      investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                             AA   --  AA  rated  bonds   are  considered  to  be
                      investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, Short-term debt of these issuers is generally rated A-1+.

                             A -- A rated bonds are considered to be  investment
                      grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                  Description of Moody's Investors Service, Inc.'s commercial paper rating of Prime-1:

                             Prime-1  --  Issuers rated  Prime-1  (or supporting
                      institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

                              -- Leading  market  positions  in well-established
                                 industries.

                              -- High rates of return on funds employed.

                              -- Conservative  capitalization   structure   with
                                 moderate reliance on debt and ample asset protection.

                              -- Broad margins  in  earnings coverage  of  fixed
                                 financial   charges  and   high  internal  cash
                                 generation.

                              -- Well-established access to a range of financial
                                 markets  and  assured   sources  of   alternate
                                 liquidity.

                  Description of Standard & Poor's Ratings Group's commercial paper ratings of A-1 or better:

                             A-1 --  This highest  category indicates  that  the
                      degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

PROSPECTUS

Core Equity Fund
Emerging Growth Equity Fund
Value Equity Fund*
International Equity Fund*
Actively Managed Fixed-Income Fund*
Intermediate-Term Fixed-Income Fund
Money Market Fund

January 28, 1997

1997

BROKER/DEALER

[logo]

RETIREMENT SYSTEM
Distributors Inc.

P.O. Box 2064
Grand Central Station
New York, NY 10163-2064
1-800-772-3615

*not yet available for sale to investors